SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **ANYTRANSLATION CORP.**, did on July 5, 2012, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 5, 2012.

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20120705-0637
You may verify this certificate
online at **http://www.nvsos.gov/**

                                                                                                                                                      Page 1

040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20120469349-90
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 07/05/2012 10:37 AM
	Entity Number E0356292012-0

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: ANYTRANSLATION CORP.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: EASTBIZ.COM, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 | Par value per share: $ 0.001 | Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) ROLAND ASMAR
Name
593 HUBERT AQUIN, LAVAL | QUEBEC, CANADA | XX | H7R 0B8
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

EASTBIZ.COM, INC. | X EASTBIZ.COM, INC.
Name | Incorporator Signature
5348 VEGAS DRIVE | LAS VEGAS | NV | 89108
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X EASTBIZ.COM, INC. | 7/5/2012
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 4-10-09

                                                                                                                 Page  2